Exhibit 23.3
                                                                    ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference in Sepracor Inc.'s registration statement on Form S-8 of our report dated January 27, 1998 (except for the matter discussed in Note Q as to which the date is March 26, 1998) included in BioSepra, Inc. and subsidiaries Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                                         /s/ Arthur Andersen LLP

                                                             Arthur Andersen LLP




Boston, Massachusetts
July 6, 1998